STOCKERYALE REPORTS THIRD-QUARTER 2009
FINANCIAL RESULTS

- Due to Sale of North American Assets on October 14, 2009, Third Quarter Financial Results Reflect Only Continuing Operations -

SALEM, N.H. — November 19, 2009

Third-Quarter 2009 Highlights:
•	Revenue from continuing operations of $2.3 million, impacted by strong U.S. dollar, down 37% percent from prior year (down 30% adjusting for impact of currency fluctuation);
•	Gross profit from continuing operations of $0.7 million vs. $1.3 million from prior year;
•	Gross profit margin of 31% versus 36% the prior year;
•	EBITDA loss from continuing operations of $0.5 million versus $0.7 million prior year; and Operating Loss of $1.0 million versus $1.4 million from prior year;
•	Order bookings $2.5 million; ending backlog $4.6 million up 1.3% from June 30, 2009;
•	Realized annualized cost savings of $2.2 million;
•	Percentage Revenue by Market Sectors: industrial sales 85%, defense 10% and medical sales 5%;
•	Geographic sales - 55% Europe, 36% North America and 9% Rest of World.

Subsequent Highlights:
•	October 13, 2009 sold North American operations for $15 million cash and the assumption of $3.4 million of liabilities;
•	Retired $7.9 million of senior debt;
•	October 31, 2009 cash position was $ 6.3 million after payment of debt, transaction expenses, and other obligations

StockerYale, Inc. (OTCBB: STKR) , a leading designer and manufacturer of diode-based laser modules and LED systems for industrial OEMs, medical and defense markets, today announced its financial results for the third quarter ended September 30, 2009.

Third Quarter 2009 Financial Results:

Net revenues were $2.3 million for the third quarter of 2009, a decrease of 37% (decreased 30%, adjusting for currency) from $3.7 million for the third quarter of 2008.  The year-over-year decrease was due to lower demand for all products and the negative impact of foreign currency translation.  LED Systems sales in particular were negatively impacted by a significant slowdown in sales to the semiconductor equipment and related industries. Bookings for the third quarter of 2009 were $2.5 million and backlog was $4.6 million at September 30, 2009 a slight improvement over the second quarter 2009.

Gross profit was $719,000 for the third quarter of 2009, a 47% decrease as compared to the $1.3 million in the third quarter of 2008 due lower overall sales and disproportionately lower sales of LED System sales, which represent the Company’s highest margin product line.  Third quarter 2009 gross margin was 30.6% compared with 36.1% in the comparable prior year quarter.  The decline in gross margin was partially offset by lower costs resulting from cost reduction initiatives taken during the past year.

Operating expenses totaled $1.7 million for the third quarter of 2009, a decrease of 39% over the $2.7 million in the third quarter of 2008.  The decrease in expenses versus the prior year was primarily due to acquisition costs in the prior year from the proposed acquisition of Virtek Vision International, Inc., which was $452,000, lower costs due to cost reduction initiatives of approximately $269,000, lower stock compensation costs of approximately $200,000 and favorable foreign currency impact of approximately $120,000.  Operating loss was $1.0 million compared with an operating loss of $1.4 million for the third quarter of 2008.   EBITDA loss for the quarter was $512,000 as compared to $714,000.

Outlook:

“With the completed sale of our North America operations and our strengthened balance sheet, we will focus our efforts on growing and improving the profitability of our Ireland and United Kingdom businesses” stated Mark W. Blodgett, Chairman and CEO.  “Prior to the recession, our LED Systems business represented our fastest growing, highest margin business, which we are now fortunately seeing signs of a rebound as we move into 2010.  We have identified multiple opportunities to expand our product sales into the medical, homeland security, and both the solar panel and line-scan inspection markets. Moving forward we will continue to invest in R&D for new product development in both laser modules and LED systems, as evidenced by the introduction of the Lotus Line Light product line at the Vision Show in Stuttgart, Germany earlier this month.  Finally, we are beginning to evaluate potential strategic acquisition opportunities which would enhance both growth and profitability of the overall business.  While we remain cautiously optimistic regarding the overall economy, we are heartened by the recent improvements in our business outlook and view StockerYale’s future with optimism,” concluded Blodgett.

Conference Call Information:

StockerYale will host a conference call today at 4:30 PM EST (Thursday, November 19, 2009) to discuss its third quarter 2009 results and strategic outlook. Interested parties may participate in the live conference call by dialing 877-941-4774 (U.S. toll-free) or 480-629-9764 (international dial-in). No pass code is required for the call. A live webcast of the conference call may be accessed by visiting the Investor Relations: Earnings Conference Call section of the StockerYale website at www.stockeryale.com.

About StockerYale, Inc.
StockerYale, Inc., headquartered in Salem, New Hampshire, is an independent designer and manufacturer of laser diode modules and LED systems for industry-leading original equipment manufacturers (OEMs), as well as a distributor of visible, infrared and blue violet laser diodes. Our products include the Photonic Products brand of laser diode modules, diodes, and StockerYale LED systems for the machine vision, industrial inspection, defense and security, biomedical and medical markets.  StockerYale has offices and subsidiaries in the U.S., Canada, Ireland and the United Kingdom. For more information about StockerYale and their innovative products, visit the Company's web site at www.stockeryale.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including without limitation, those with respect to StockerYale's goals, plans and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: uncertainty that cash availability may not be sufficient to allow StockerYale to meet all of its business goals including repayment of a significant amount of debt that matures in the near-term; uncertainty that StockerYale's new products will gain market acceptance; the risk that delays and unanticipated expenses in developing new products could delay the commercial release of those products and affect revenue estimates; the risk that one of our competitors could develop and bring to market a technology that is superior to those products that we are currently developing; and StockerYale's ability to capitalize on its significant research and development efforts by successfully marketing those products that the Company develops. Forward-looking statements represent management's current expectations and are inherently uncertain. You should also refer to the discussion under "Risk Factors" in StockerYale's annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q for additional matters to be considered in this regard. Thus, actual results may differ materially. All Company, brand, and product names are trademarks or registered trademarks of their respective holders. StockerYale undertakes no duty to update any of these forward-looking statements.

Investor Relations Contact:

Mark W. Blodgett
StockerYale, Inc.
603-893-8778
IRInfo@stockeryale.com

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures, such as EBITDA, to complement its consolidated financial statements presented in accordance with GAAP. Non-GAAP financial measures do not have any standardized definition and, therefore, are unlikely to be comparable to similar measures presented by other reporting companies. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial and operating performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance, which management uses to evaluate financial performance for purposes of planning for future periods. However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.

The Company uses EBITDA (earnings before interest, taxes, depreciation and amortization) as a non-GAAP financial measure in this press release. A reconciliation of EBITDA to the operating loss before discontinued operations for the third quarter of 2009 and 2008 is as follows:

	Three Months Ended (In thousands)
	September 30,
	2009	2008
Net Loss	$(1,450)	$(3,099)

(Income) loss from discontinued operations	26	(336)
Plus
Interest expense (net)	459	730
Depreciation	144	156
Intangible asset amortization	198	228
Stock based compensation	109	310
Taxes	(205)	(80)
Amortization of Debt Discount & Financing Costs	207	1,377
EBITDA (loss)	$(512)	$(714)
Acquisition related charges	---	452
Adjusted EBITDA (loss)	$(512)	$(262)

Consolidated Statements of Operations
($ In thousands except share and per share data)

	Three Months Ended September 30,
	2009	2008
Net Sales	$2,347	$3,723
Cost of Sales	1,628	2,378
Gross Profit	719	1,345
Research & Development Expenses	155	136
Selling, General & Administrative Expenses	1,329	2,389
Amortization of Intangible Assets	198	228
Operating Loss	(963)	(1,408)
Interest & Other Income/Expense, net	(412)	(688)
Amortization of Debt Discount & Financing Costs	(207)	(1,377)
Interest Expense	(47)	(42)
Loss before Taxes from Continuing Operations	(1,629)	(3,515)
Tax Benefit	(205)	(80)
Net Loss from Continuing Operations	(1,424)	(3,435)
Income (Loss) from Discontinued Operations	(26)	336
Net Loss	$(1,450)	$(3,099)
Loss Per Share from Continuing Operations	$(0.03)	$(0.09)
Loss Per Share from Discontinued Operations	$(0.00)	$0.01
Net Loss Per Share	$(0.03)	$(0.08)
Weighted Average Shares Outstanding	44,108,929	39,189,332

Consolidated Condensed Balance Sheets
($ In thousands)
Assets	September 30, 2009	December 31, 2008
Cash	$1,223	$1,635
Other Current Assets	3,014	3,212
Discontinued Current Assets	4,696	4,900
Property, Plant & Equipment, Net	3,929	4,241
Other Assets	6,192	6,641
Discontinued Other Assets	6,432	6,813
Total Assets	$25,486	$27,442
Liabilities and Stockholder’s Equity
Current Liabilities	$15,432	$12,995
Discontinued Current Liabilities	3,379	2,638
Long Term Debt	3,789	6,372
Long Term Lease and Other Liabilities	3,574	3,806
Discontinued Long Term Assets	43	52
Stockholder’s Equity (Deficit)	(731)	2,279
Total Liabilities & Stockholder’s Equity (Deficit)	$25,486	$27,442